                                                                 Exhibit 3.21(a)

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                       PARAGON COAL INTERNATIONAL, INC.
                            A DELAWARE CORPORATION

                                     INTO

                      BLUEGRASS COAL DEVELOPMENT COMPANY
                            A DELAWARE CORPORATION

     The undersigned Corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That the name and state of the incorporation of each of the constituent corporations of the merger is as follows:

               Name                          State of Incorporation
               ----                          ----------------------

          Paragon Coal International, Inc.          Delaware

          Bluegrass Coal Development Company        Delaware

     SECOND: Bluegrass Coal Development Company owns 100% of the outstanding stock of Paragon Coal International, Inc.

     THIRD: That the Board of Directors of Bluegrass Coal Development Company adopted as of May 23, 1997 the following resolutions pursuant to which Paragon Coal International, Inc. is merged with and into Bluegrass Coal Development Company in accordance with Section 253(a) of the General Corporation Law of the State of Delaware:

          WHEREAS it is deemed advisable and in the best interests of the Corporation that Paragon Coal International, Inc. ("Paragon"), a direct wholly-owned subsidiary of the Corporation, be merged with and into the Corporation

          NOW THEREFORE, BE IT:

          RESOLVED, that Paragon be merged with and into the Corporation and that the Corporation assume all of Paragon's obligations, all in accordance with Section 253 of the General Corporation Law of the State of Delaware;

          RESOLVED, that the Certificate of Ownership and Merger merging Paragon with and into the Corporation to be filed with the Secretary of State of Delaware (the "Merger Certificate"), be, and it hereby is, authorized and approved in all respects; and

          RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to execute and file the Merger Certificate and to take any and all actions necessary to effectuate the merger described in the foregoing resolutions.

     FOURTH: That the name of the surviving corporation of the merger is Bluegrass Coal Development Company.

     FIFTH: The surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Delaware, as well as for any enforcement of any obligation of the surviving corporation arising from the merger, and it does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process or any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 50 Jerome Lane, Fairview Heights, Illinois 62208 until the surviving shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.

                              Bluegrass Coal Development Company



                              By: /s/ C.K. Lane
                                 ----------------------
                              Name: C.K. Lane
                                    -------------------

                              Title: President
                                     ------------------

Dated: May 23, 1997

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                             SHELL MINING COMPANY

     The undersigned, being the Vice President and Secretary, respectively, of Shell Mining Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") do hereby certify as follows:

               1. That the Sole Director of the Corporation pursuant to a Written Consent and in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, adopted the resolution set forth below proposing an amendment to the Certificate of Incorporation of the Corporation (the "Amendment") and further directed that the Amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration and approval:

               RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article First and creating a new Article First to read as follows (the "Amendment"):

               "FIRST: The name of the corporation is SMC MINING COMPANY (hereinafter called "the Corporation" or "this Corporation")."

          2. That the Sole Stockholder of the Corporation, by written consent, approved and adopted the Amendment in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the Vice President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment to Certificate of Incorporation this 23 day of November, 1992.


                              By: /s/ Brent Motchan
                                 ---------------------
                                    Brent Motchan
                                    Vice President

ATTEST:



By: /s/ Michael Kafoury
   --------------------
     Michael Kafoury
     Secretary

                        CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                             SHELL MINING COMPANY

                 Adopted in accordance with the provisions of
       Section 242 of the General Corporation Law the State of Delaware


     The undersigned officers of Shell mining Company, a corporation existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

     FIRST: The Certificate of Incorporation of the corporation (the "Certificate of Incorporation") is hereby amended by deleting ARTICLE THIRD in its entirety and substituting in lieu of a new ARTICLE THIRD as follows:

            "THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware."

     SECOND:   That the Board of Directors of the Corporation, in accordance with Sections 141 (f) and 242 of the General Corporation Law of the State of Delaware, duly adopted the foregoing amendment to the Certificate of Incorporation of the Corporation by unanimous written consent.

     THIRD: That the Sale Stockholder of the Corporation, in accordance with Sections 228 (c) and 242 of the General Corporation Law of the State of Delaware, approved the foregoing amendment to the Certificate of Incorporation of the Corporation by unanimous written consent.

     IN WITNESS WHEREOF, the undersigned being the President and Secretary for the purpose of amending the Certificate of Incorporation of the corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of the Certificate of Incorporation as of this 10 day of November, 1992.

                                             SHELL MINING COMPANY


                                             By: /s/ ILLEGIBLE
                                                 -------------

                                             Title: President
                                                    ---------

ATTEST:

By /s/ ILLEGIBLE
   -------------

Title Secretary
      ---------

                           CERTIFICATE OF CHANGE OF
                         LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT


It is hereby certified that:

1.   The name of the corporation (hereinafter called the "Corporation" is:

                             SHELL MINING COMPANY

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, City of Dover, 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business Office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the change hereinbefore set forth by resolution of its Board of Directors.


Signed on January 3, 1990

                                   /s/ J.L. Mahaffey
                                   ------------------------
                                   J.L. Mahaffey, President

Attest:

/s/ S.J. Paul
----------------------
S.J. Paul, Secretary

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            SEAWAY II COAL COMPANY

                                     INTO

                             SHELL MINING COMPANY

     SHELL MINING COMPANY, a corporation organized and existing under the laws of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was incorporated on the 17/th/ day of October, 1983, pursuant to the General Corporation Law of the State of Delaware.

     SECOND: That this corporation owns one hundred percentum of the outstanding shares of stock of SEAWAY II COAL COMPANY, a corporation incorporated on the 1/st/ day of August, 1979, pursuant to the General Corporation Law of the State of Delaware .

     THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by written unanimous consent of all of the Directors of the Board effective the 30 day of August, 1985 determined to and did merge into itself said SEAWAY II COAL COMPANY:

          RESOLVED, That the Board of Directors deems it expedient, advantageous and in the best interests of the Corporation that Seaway II Coal Company be merged, pursuant to the provisions of Sections 253 of Title 8 of the Delaware Code, with and into the Corporation, as the surviving corporation, thereby effecting the vesting in the Corporation of all the property, rights, privileges, powers, franchises and all other interests of Seaway II Coal Company and the assumption by the Corporation of all the obligations of Seaway II Coal Company.

          RESOLVED, That the Corporation and Seaway II Coal Company,a corporation organized on the 1/st/ day of August, 1979, under the General Corporation Law of the State of Delaware, merge with and into the Corporation, as the surviving corporation, and assume all of the obligations of said Seaway II Coal Company, that, for such purposes, the President and the Secretary or Assistant Secretary of this Corporation be, and they hereby are, authorized to execute in the name of this Corporation and under its corporate seat, and to acknowledge, in accordance with Section 103 of the General Corporation Law of the State of Delaware, a Certificate of Ownership and Merger certifying the ownership by this Corporation of all the outstanding shares of the stock of said Seaway II Coal Company, and setting forth a copy of this resolution and the date of the adoption thereof, that the said officers of this Corporation be, and they hereby are, authorized to cause said Certificate of Ownership and Merger, when executed and acknowledged, as authorized in this resolution, to be filed in the office of the Secretary of State of the State of Delaware and to cause a certified copy thereof to be recorded in the office of the Recorder of Deeds of the County of New Castle, Delaware; that, effective upon the filing and recording as aforesaid of said Certificate of Ownership and Merger, said Seaway II Coal Company shall be merged with and into, and its property, in, and its liabilities and obligations shall be assumed by, this Corporation, and that the officers of this Corporation be, and they hereby are, authorized to do all other acts and things whatsoever, whether within or without the State of Delaware, which may be or become in any manner necessary or desirable to effectuate this resolution and said merger.

          RESOLVED, That the officers of the Corporation be,and they hereby are, authorized to execute and deliver, in the name and on behalf of the Corporation, and under its corporate seal or otherwise, any and all such other deeds, documents and instruments, and to take any and all such other action and do any and all such other things, as they may deem necessary or appropriate to carry out the transactions hereinabove referred to or to effectuate the foregoing resolutions.

     FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be terminated and abandoned by the board of directors of SHELL

MINING COMPANY at any time prior to the date of filing the merger with the

Secretary of State.

     IN WITNESS WHEREOF, said SHELL MINING COMPANY has caused this certificate to be signed by Jack L. Mahaffey, its President, and attested by S. R. Natenberg, its Secretary, this 30th day of August, 1985.


                              SHELL MINING COMPANY


                              By: /s/ Illegible
                                 ------------------------
                                  President

ATTEST:



/s/ Illegible
--------------------
Secretary

STATE OF TEXAS      )
                    ) SS:
COUNTY OF HARRIS    )

     BEFORE ME, A Notary Public in and for Harris County, Texas, on this day personally appeared Jack L. Mahaffey known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Ownership and Merger, and having been by me first duly sworn, declared that the same was the act and deed of said Quazite Corporation, a corporation; and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed and that the facts stated therein are true.

     GIVEN under my hand and seal of office this 30/th/ day of August, 1985.




                                        /s/ Linda Cheryl Smedley
                                        --------------------------------------
                                        Notary Public in and for
                                        Harris County, Texas

                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             SHELL MINING COMPANY


     SHELL MINING COMPANY a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is SHELL MINING COMPANY and the name under which the corporation was originally incorporated is SHELL MINING COMPANY.

          The date of filing its original Certificate of Incorporation with the Secretary of State was October 17, 1983.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation in its entirety.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

                         CERTIFICATE OF INCORPORATION
                                      OF
                             SHELL MINING COMPANY

          FIRST: The name of the corporation is SPELL MINING COMPANY (hereinafter called "the Corporation" or "this Corporation").

          SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust
     Company.

          THIRD: The business purposes of the Corporation are to engage in the exploration for, development, mining, production, purchasing, transportation, washing, treating, refining, and marketing of coal, oil shale, gold, silver, crude oil, natural gas and any other minerals or natural resources or the products therefrom; to own and hold, directly or indirectly, equity or other securities or interests in corporations, partnerships or other associations or ventures engaged in one or more of the above activities to acquire and employ such property as necessary and to make and enter into such contracts and agreements as appropriate in respect to the foregoing; and, in furtherance of such business purposes, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

          FIFTH: The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand
     (10,000) shares of common stock, and the par value of each such share is one dollar ($1.00).

          SIXTH: The Board of Directors of the Corporation in exercising its powers in the furtherance of the above stated business purposes, shall direct the management of the business and the conduct of the affairs of the Corporation by establishment of policies, procedures, and controls which shall govern the conduct of the Corporation and which shall preserve the separate legal identity of the Corporation.

          SEVENTH: A director of this Corporation, or any person serving as a director of another corporation at the request of this Corporation, shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation (or such other corporation) or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing Violation of law, (iii) under Section 174 of the Delaware General Corpora tion Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to indemnify any per son who is or was a director, officer, employee or agent of this Corporation or is or was serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity from and against any and all expenses, liabilities or losses asserted against, or incurred by any such person in any such capacity, or arising out of his status as such; and the indemnification authorized herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and adminis trators of such a person.

          This Corporation shall have the authority to the full extent not prohibited by law, as provided In the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to purchase and main tain insurance in any form from any affiliated or other insurance company and to use other arrangements (including, without limitation, trust funds, security interests, or surety arrangements) to protect itself or any person who is or was a director, officer, employee or agent of this Corporation or serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any expense, liability or loss asserted against, or incurred by any such person in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     4. This Restated Certificate of Incorporation was duly adopted by unanimous written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SHELL MINING COMPANY has caused this certificate to be signed by JACK L. MAHAFFEY its PRESIDENT and attested by S. J. PAUL, its SECRETARY, this 14th day of February, 1989.

                              SHELL MINING COMPANY


                              By: /s/ Illegible
                                  ----------------------------
                                    President

(CORPORATE SEAL)

ATTEST:



/s/ Illegible
---------------------------
     Secretary

                         CERTIFICATE OF INCORPORATION
                                      OF
                             SHELL MINING COMPANY


     FIRST: The name of the corporation is SHELL MINING COMPANY (hereinafter called "the Corporation" or "this Corporation").

     SECOND: The address of its registered office in the State of Delaware is 100 West Tenth Street, in the City of Wilmington, County of New Castle The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The business purposes of the Corporation are to engage in the exploration for, development, mining, production, purchasing, transportation, washing, treating, refining, and marketing of coal, oil shale, gold, silver, crude oil, natural gas and any other minerals or natural resources or the products therefrom; to own and hold, directly or indirectly, equity or other securities or interests in corporations, partnerships or other associations or ventures engaged in one or more of the above activities; to acquire and employ such property as necessary and to make and enter into such contracts and agreements as appropriate in respect to the foregoing; and, in furtherance of such business purposes, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of common stock, and the par value of each such share is one dollar ($1.00).

     FIFTH: The name and mailing address of the incorporator is,

                   NAME                      MAILING ADDRESS
                   ----                      ---------------

              SHELL OIL COMPANY            P. 0. Box 2463
                                           Houston, TX 77001

     SIXTH: The Board of Directors of the Corporation in exercising its powers, in furtherance of the above stated business purposes, shall direct the management of the business and conduct the affairs of the Corporation by establishment of policies, procedures, and controls which shall pertain to the conduct of the Corporation and which shall preserve the separate legal identity of the Corporation and, further, which shall be compatible with the purposes, policies, and respective separate legal identity of affiliated corporations.

     THE UNDERSIGNED, being the incorporator hereinabove named for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto set its hand and seal this day of October, 1983.

                              SHELL MINING COMPANY


                              By: /s/ Illegible
                                  ---------------------------------
                                   Executive Vice President


(CORPORATE SEAL)


ATTEST:



/s/ Illegible
------------------------
Assistant Secretary

(STATE OF TEXAS     )
                    ) SS:
COUNTY OF HARRIS    )

     BEFORE ME, A Notary Public in and for Harris County, Texas, on this day personally appeared C. L. Blackburn, known to me to be the person and officer whose name is subscribed to the foregoing Certificate of Incorporation, and having been by me first duly sworn, declared that the same was the act and deed of said SHELL OIL COMPANY, a corporation; and that he executed the same as the act and deed of such corporation for the purposes and consideration therein expressed and that the facts stated therein are true.

     GIVEN under my hand and seal of office this 13 day of October, 1983.

                              /s/ Illegible
                              -----------------------------
                              Notary Public in and for
                              the State of Texas